Exhibit 99.1

NEWS RELEASE	CONTACT:	Lara Mahoney
440-329-6393

INVACARE ANNOUNCES DEPARTURE OF CHIEF FINANCIAL OFFICER

ELYRIA, Ohio - Invacare Corporation (NYSE: IVC) today announced the resignation of Senior Vice President and Chief Financial Officer Robert K. Gudbranson, who will be leaving the company to pursue a new opportunity, effective November 26, 2017. In submitting his resignation, Mr. Gudbranson did not express any disagreement with the company on any matter related to the company’s operations, policies or practices, including its controls or financial-related matters.

While the company performs an executive search to identify a successor to Mr. Gudbranson, Kathleen P. Leneghan, Invacare’s long-standing vice president and corporate controller, will assume the role of interim CFO. Ms. Leneghan has been with Invacare for 27 years, serving in various financial roles in North America and Europe. She has served as vice president and corporate controller since 2003. Prior to joining Invacare, Ms. Leneghan was an audit manager with Ernst & Young LLP.

“On behalf of everyone at Invacare and our Board of Directors, I want to thank Rob for his financial leadership and many contributions during his tenure as CFO, including serving as interim CEO from July 2014 to March 2015. We wish him success in his new endeavor,” said Matthew E. Monaghan, chairman, president and chief executive officer. “We have full confidence in Kathy’s ability to lead our finance operations, and we expect a smooth transition. We are grateful for her experience and leadership while our search is underway for a new chief financial officer. Based on our progress with our business transformation, this is a good transition point. We look forward to updating investors on our third quarter financial results in next week’s earnings call.”

“I have enjoyed working at Invacare, and I wish the company well. I remain fully committed to helping Matt, Kathy and the Invacare team ensure a seamless transition over the next several weeks,” said Mr. Gudbranson.

Invacare has made good progress executing its multi-year strategic transformation, and the company looks forward to providing an update to investors and other interested parties during its third quarter 2017 conference call that will be held on Wednesday, November 8, 2017 at 8:30 AM ET. Those wishing to participate in the live call should dial 866-719-0110, or for international callers 719-234-0008, and enter Conference ID 2637579. A simultaneous webcast of the call will be accessible at https://calltower.adobeconnect.com/invacare3q2017/event/registration.html. A copy of the webcast slide deck will be posted to www.invacare.com/investorrelations prior to the webcast.

About Invacare Corporation

Invacare Corporation (NYSE: IVC) is a leading manufacturer and distributor in its markets for medical equipment used in non-acute care settings. At its core, the company designs, manufactures and distributes medical devices that help people to move, breathe, rest and perform essential hygiene. The company provides clinically complex medical device solutions for congenital (e.g., cerebral palsy, muscular dystrophy, spina bifida), acquired (e.g., stroke, spinal cord injury, traumatic brain injury, post-acute recovery, pressure ulcers) and degenerative (e.g., ALS, multiple sclerosis, chronic obstructive pulmonary disease (COPD), elderly, bariatric) ailments. The company's products are important parts of care for people with a wide range of challenges, from those who are active and involved in work or school each day and may need additional mobility or respiratory support, to those who are cared for in residential care settings, at home and in rehabilitation centers. The company sells its products principally to home medical equipment providers with retail and e-commerce channels, residential care operators, distributors and government health services in North America, Europe and Asia/Pacific. For more information about the company and its products, visit Invacare's website at www.invacare.com.

This press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that describe future outcomes or expectations that are usually identified by words such as “will,” “should,” “could,” “plan,” “intend,” “expect,” “continue,” “forecast,” “believe,” and “anticipate” and include, for example, any statement made regarding the company's future results. Actual results may differ materially as a result of various risks and uncertainties, including regulatory proceedings or the company's failure to comply with regulatory requirements or receive regulatory clearance or approval for the company's products or operations; circumstances or developments that may make the company unable to implement or realize the anticipated benefits, or that may increase the costs, of its current business initiatives; possible adverse effects on the company’s liquidity that may result from delays in the implementation or realization of benefits from its current business initiatives; exchange rate fluctuations; and those other risks and uncertainties expressed in the cautionary statements and risk factors in the company’s annual report on Form 10-K, quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission. The company may not be able to predict and may have little or no control over many factors or events that may influence its future results and, except as required by law, shall have no obligation to update any forward-looking statements.

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